EXHIBIT 77(I)
                       TERMS OF NEW OR AMENDED SECURITIES

The Prospectus and Statement of Additional Information dated August 12, 2005 regarding Golden Large Core Value Fund and Golden Small Core Value Fund, as filed with the Securities and Exchange Commission via EDGAR pursuant to Rule 485(b) of the Securities Act of 1933, as amended (the "Securities Act") on August 12, 2005, accession number 0001275125-05-000389, is incorporated by reference into, and legally part of and this Form N-SAR.